                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

           Pinnacle Investment Associates Inc., A Georgia Corporation

                  Telecorp Systems, Inc., a Georgia Corporation

                 Syntellect Canada Inc., an Ontario Corporation

                           Syntellect Europe Limited,
           a Corporation formed under the laws of the United Kingdom

                           Syntellect Deutschland GmbH

                           Syntellect Technology Corp.

                      Syntellect Interactive Services, Inc.